UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41349	85-3475290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Glendale Drive, Suite A Lead, South Dakota, United States 57754 (Address of principal executive offices) (Zip Code)

(605) 906-8363 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On July 24, 2026, Dr. Robert Quartermain, Chief Executive Officer, Director, and Board Co-Chair of Dakota Gold Corp. (“Dakota Gold” or the “Company”), notified the Board of Directors of the Company of his retirement from his role as Chief Executive Officer, effective August 18, 2026. Dr. Quartermain will continue in his roles as Director and Board Co-Chair. The Company thanks Dr. Quartermain for his service as the Chief Executive Officer, wishes him success in his retirement, and looks forward to his continued engagement as a Director and Co-Chair of the Board of Directors.

Appointment of Chief Executive Officer and Director

On July 27, 2026, the Board of Directors of the Company appointed Jack Henris to serve as the Company’s Chief Executive Officer, effective as of August 18, 2026. Also on July 27, 2026, Mr. Henris was appointed by the Board of Directors as a director of the Company, effective August 18, 2026.

Mr. Henris, age 63, has more than 35 years of experience in the mining industry and is a graduate of the South Dakota School of Mines and Technology with a Bachelor’s Degree in Geological Engineering. Since June 1, 2025, he has served as the Company’s President and Chief Operating Officer. Prior to joining Dakota Gold, Mr. Henris was Chief Operating Officer for Hycroft Mining in Winnemucca, Nevada from January 2021 to March 2022. In addition, his mining experience includes General Manager, Mine Manager, and Chief Mine Engineer roles with Newmont Mining in Northeastern Nevada and Colorado for 12 years (August 2005 – September 2017), Senior Mining Consultant with Stantec in Chandler, Arizona (December 2019 – January 2021) and Vice President of Mining and Geotechnical for Goldcorp in Vancouver, British Columbia, Canada (December 2017 – April 2019). Prior to that, Mr. Henris worked for Barrick in Northeastern Nevada at the Goldstrike Mine for nine years (September 1995 – March 2004), advancing through senior operations and technical roles. During his time at both Newmont and Barrick, Mr. Henris gained design and operational experience with open pit oxide heap leach developments. Also, Mr. Henris worked for Homestake Mining Company for eight years (August 1987 – September 1995), including five years at the Open Cut in Lead, South Dakota and additional exploration and technical roles in Nevada and South Dakota.

In his new role as Chief Executive Officer, Mr. Henris’s compensation includes the following (i) an annual base salary of $360,000, to be evaluated annually by the Board of Directors (or a committee thereof); (ii) an annual discretionary bonus of 75% of his base salary upon the attainment of one or more pre-established performance goals established by the Board of Directors or its Compensation Committee, and (iii) long-term incentive compensation of at least $630,000, subject to vesting conditions as determined by the Board of Directors or its Compensation Committee.

As an employee of the Company, Mr. Henris is not an independent director and therefore will not serve on any committees of the Board of Directors or receive compensation for his service as a director of the Company.

There are no arrangements or understandings between Mr. Henris and any other persons pursuant to which Mr. Henris is appointed as Chief Executive Officer or as a director of the Company. Mr. Henris does not have any family relationships with any of the Company’s directors or executive officers and has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On July 29, 2026, the Company issued a press release announcing the foregoing updates. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Shawn Campbell
Name:	Shawn Campbell
Title:	Chief Financial Officer

Date: July 29, 2026